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                                                                    Exhibit 23.1
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CONSENT OF ERNST & YOUNG LLP
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We consent to the incorporation by reference in the Registration Statement on
Form S-8 pertaining to the Integ Incorporated 1990 Incentive and Stock Option Plan, 1991 Incentive and Stock Option Plan, 1994 Long-Term Incentive and Stock Option Plan, and 1996 Directors' Stock Option Plan of our report dated February 2, 1996, with respect to the financial statements of Integ Incorporated included in the Company's Registration Statement on Form S-1 (File No. 333-4352).


/s/  Ernst & Young LLP

Minneapolis, Minnesota
July 19, 1996